Exhibit 99.1

Saia Reports Record Third Quarter Earnings per Share of $1.07

JOHNS CREEK, GA. – October 31, 2018 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported third quarter 2018 financial results. Diluted earnings per share were $1.07 for the third quarter compared to $0.55 per diluted share in the third quarter of 2017.

Third Quarter 2018 Compared to Third Quarter 2017 Results

•	Record quarterly revenue of $425.6 million, an 19% increase
•	LTL Shipments and Tonnage rose 5.4% and 7.3%, respectively
•	LTL Revenue per hundredweight increased 11.9%
•	Revenue per shipment rose 13.9% to $233.38
•	Operating ratio improved by 220 basis points to 90.9%
•	Operating income rose 57% to a record $38.7 million
•	Net income rose 96% to $28.2 million

“Our record third quarter revenue and earnings reflect a continuation of the positive trends that have fueled our growth so far this year.  A solid freight environment has enabled us to manage our freight mix and achieve higher levels of profitability,” said Saia President and Chief Executive Officer, Rick O’Dell.  “We continue our efforts to manage our mix of business by seeking rate increases where necessary and shedding unprofitable freight, which I thought we did very well in the quarter as evidenced by our 11.9% increase in yield.  Contractual renewals were up 10.2% in the quarter, setting the tone for what we expect to be continued positive pricing over the next 12 months,” O’Dell continued.

“We intend to open two terminals in December, which will then enable us to offer direct service to customers in Massachusetts.  These two new terminals will bring our total openings count in the Northeast to 10 since our expansion began in May 2017,” concluded Mr. O’Dell.

Financial Position and Capital Expenditures

Total debt was $121.3 million at September 30, 2018 and inclusive of the cash on-hand, net debt to total capital was 15.3%.  This compares to total debt of $127.2 million and net debt to total capital of 19.3% at September 30, 2017.

Net capital expenditures in the year-to-date period through September were $182.5 million including equipment acquired with capital leases.  This compares to $183.9 million in net capital expenditures through the first nine months of 2017.  The Company currently plans net capital expenditures in 2018 of approximately $265 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 877-260-1479 or 334-323-0522 referencing conference ID #1391258.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through November 28, 2018 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820 referencing conference ID #1391258.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 158 terminals in 40 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.

These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (15) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and  changes to the North American Free Trade Agreement and to certain international tariffs ; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums under its auto  liability policy; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) disruption in or failure of the Company’s technology including services essential to operations of the Company and/or cyber security risk; (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$529	$4,720
Accounts receivable, net (1)	197,973	170,278
Prepaid expenses and other	26,155	28,251
Total current assets	224,657	203,249

PROPERTY AND EQUIPMENT:
Cost	1,445,049	1,289,994
Less: accumulated depreciation	609,324	554,214
Net property and equipment	835,725	735,780
OTHER ASSETS	27,710	28,286
Total assets	$1,088,092	$967,315

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable (1)	$62,025	$57,438
Wages and employees' benefits	53,175	39,748
Other current liabilities	76,929	55,657
Current portion of long-term debt	17,622	14,083
Total current liabilities	209,751	166,926

OTHER LIABILITIES:
Long-term debt, less current portion	103,715	118,833
Deferred income taxes	65,895	59,423
Claims, insurance and other	39,440	39,639
Total other liabilities	209,050	217,895

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	253,366	246,454
Deferred compensation trust	(3,202)	(3,486)
Retained earnings (1)	419,101	339,500
Total stockholders' equity	669,291	582,494
Total liabilities and stockholders' equity	$1,088,092	$967,315

(1) - These accounts have been retrospectively adjusted for the January 1, 2018 adoption of the Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers.

(1) - These accounts have been retrospectively adjusted for the January 1, 2018 adoption of the Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers.

(1) - These accounts have been retrospectively adjusted for the January 1, 2018 adoption of the Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers.

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2018 and 2017
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2018	2017 (1)	2018	2017 (1)
OPERATING REVENUE	$425,562	$357,010	$1,247,099	$1,044,505

OPERATING EXPENSES:
Salaries, wages and employees' benefits	224,635	194,920	656,165	572,211
Purchased transportation	31,216	30,056	95,245	79,516
Fuel, operating expenses and supplies	81,643	66,679	245,182	196,761
Operating taxes and licenses	12,366	10,631	37,310	32,088
Claims and insurance	9,985	8,535	30,086	28,010
Depreciation and amortization	26,694	22,338	74,965	64,607
Loss (gain) from property disposals, net	326	(717)	305	(469)
Total operating expenses	386,865	332,442	1,139,258	972,724

OPERATING INCOME	38,697	24,568	107,841	71,781

NONOPERATING EXPENSES (INCOME):
Interest expense	1,410	1,313	4,090	3,762
Other, net	(139)	(131)	(384)	57
Nonoperating expenses, net	1,271	1,182	3,706	3,819

INCOME BEFORE INCOME TAXES	37,426	23,386	104,135	67,962
Income tax expense	9,231	9,013	24,534	24,623
NET INCOME	$28,195	$14,373	$79,601	$43,339

Average common shares outstanding - basic	25,792	25,527	25,752	25,494
Average common shares outstanding - diluted	26,354	26,113	26,328	26,050

Basic earnings per share	$1.09	$0.56	$3.09	$1.70
Diluted earnings per share	$1.07	$0.55	$3.02	$1.67

(1) - Third quarter and nine months 2017 amounts have been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.
(1) - Third quarter and nine months 2017 amounts have been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.
(1) - Third quarter and nine months 2017 amounts have been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2018 and 2017
(Amounts in thousands)
(Unaudited)
	Nine Months
	2018	2017
OPERATING ACTIVITIES:
Net cash provided by operating activities	$187,110	$127,737
Net cash provided by operating activities	187,110	127,737

INVESTING ACTIVITIES:
Acquisition of property and equipment	(155,217)	(155,676)
Proceeds from disposal of property and equipment	778	3,090
Net cash used in investing activities	(154,439)	(152,586)

FINANCING ACTIVITIES:
Repayment of long-term debt	–	(3,571)
Borrowing (repayment) of revolving credit agreement, net	(28,000)	34,499
Proceeds from stock option exercises	4,165	2,531
Shares withheld for taxes	(1,396)	(1,249)
Other financing activity	(11,631)	(8,819)
Net cash provided by (used in) financing activities	(36,862)	23,391

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,191)	(1,458)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,720	1,539
CASH AND CASH EQUIVALENTS, END OF PERIOD	$529	$81

NON-CASH ITEMS:
Equipment financed with capital leases	$28,052	$31,320

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2018 and 2017
(Unaudited)

				Third Quarter
	Third Quarter		%	Amount/Workday		%
	2018	2017	Change	2018	2017	Change
Workdays				63	63
Operating ratio (1)	90.9%	93.1%
LTL tonnage (2)	1,208	1,126	7.3	19.17	17.87	7.3
LTL shipments (2)	1,780	1,690	5.4	28.26	26.82	5.4
LTL revenue/cwt.	$17.20	$15.38	11.9
LTL revenue/shipment	$233.38	$204.85	13.9
LTL pounds/shipment	1,357	1,332	1.8
LTL length of haul (3)	835	813	2.7

(1)	Third quarter 2017 operating ratio has been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.
(1)	Third quarter 2017 operating ratio has been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

(2) In thousands.

(3) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.  2017 LTL operating statistics have been restated to reflect this presentation.